Exhibit 99.4


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Ford Motor Credit Company                                                One American Road
                                                                         P.O. Box 1732
                                                                         Dearborn, MI  48121

To:              Wachovia Bank of Delaware,                    Standard & Poor's Rating Group
                 National Association, as Owner                Attn: Asset Backed Surveillance Group
                 Trustee under the Amended and                 25 Broadway - 20th Floor
                 Restated Trust Agreement, dated               New York, NY 10004-1064
                 as of August 1, 2002
                 Attn: Corporate Trust Department              Moody's Investor Service
                 450 West 33rd Street                          Attn: ABS Monitoring Department
                 New York, NY  10001                           99 Church Street
                                                               New York, NY 10007
                 Bank of New York, as Trustee
                 under the Indenture dated                     Fitch, Inc.
                 as of August 1, 2002                          Attn: Asset Backed Surveillance
                 Attn: Corporate Trust Department              1 State Street Plaza
                 5 Penn Plaza, 16th Floor                      New York, NY 10004
                 New York, NY 10001

Re:              Ford Credit Auto Owner Trust 2002-D:  Sale and Servicing Agreement by and among
                 Ford Credit Auto Owner Trust 2002-D, as Issuer, Ford Credit Auto Receivables Two LLC,
                 as Seller, and Ford Motor Credit Company, as Servicer ("Servicer"), dated as of
                 August 1, 2002 (the "Agreement")


                                     OFFICER'S CERTIFICATE

                                ANNUAL STATEMENT AS TO COMPLIANCE

                Pursuant to Section 3.10 of the Agreement, the undersigned officer of the Servicer, does state that:

        1.       A review of the activities of the Servicer and of its performance under the Agreement during the period from August 1, 2002 to December 31, 2002 has been made under my supervision.

        2.       Based on this review, to the best of my knowledge, the Servicer has fulfilled all its obligations under the Agreement during the aforementioned period.



                                                       By:/s/ David Brandi
                                                              ----------------------------
                                                              Assistant Treasurer

Dated as of December 31, 2002.



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